Filed Pursuant to Rule 424(b)(2)
Registration No. 333-275663

Prospectus Supplement

(To prospectus dated November 20, 2023)

€1,000,000,000

Air Products and Chemicals, Inc.

€500,000,000 2.950% Notes due 2031

€500,000,000 3.450% Notes due 2037

We are offering €500,000,000 aggregate principal amount of 2.950% Notes due May 14, 2031 (the “2031 Notes”) and €500,000,000 aggregate principal amount of 3.450% Notes due February 14, 2037 (the “2037 Notes” and, together with the 2031 Notes, the “Notes”).

The 2031 Notes will bear interest at the rate of 2.950% per year and the 2037 Notes will bear interest at the rate of 3.450% per year. We will pay interest on the 2031 Notes on May 14 of each year, beginning on May 14, 2025. We will pay interest on the 2037 Notes on February 14 of each year, beginning on February 14, 2026. The 2031 Notes will mature on May 14, 2031 and the 2037 Notes will mature on February 14, 2037. We may redeem the Notes prior to their maturity, in whole or in part, as described in this prospectus supplement. We may also redeem all, but not part, of the Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest upon the occurrence of certain changes in U.S. tax law, as described in this prospectus supplement under “Description of Notes—Redemption for Tax Reasons.” In addition, if a change of control triggering event occurs as described under “Description of Notes—Change of Control and Ratings Decline,” we will be required to offer to repurchase the relevant series of Notes from their holders at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of repurchase. The Notes will be issued in book-entry form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The Notes of each series are a new issue of securities with no established trading market. We intend to apply to list the Notes on the New York Stock Exchange (the “NYSE”), and we expect trading in the Notes on the NYSE to begin within 30 days after the initial issuance of the Notes. We will have no obligation to maintain the listing of the Notes, and we may delist any series of Notes at any time.

Investing in these Notes involves risks. See “Risk Factors” on page S-5 of this prospectus supplement, as well as the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2024 and in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024.

	Public Offering Price(1)	Underwriting Discount	Proceeds to Us, Before Expenses(1)
Per 2031 Note	99.755%	0.375%	99.380%
Total	€498,775,000	€1,875,000	€496,900,000
Per 2037 Note	99.971%	0.500%	99.471%
Total	€499,855,000	€2,500,000	€497,355,000

Total	€998,630,000	€4,375,000	€994,255,000

(1)	Plus accrued interest, if any, from February 14, 2025, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of the Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), on or about February 14, 2025, against payment in immediately available funds.

Joint Book-Running Managers

BNP PARIBAS	Citigroup	Mizuho	Santander	SMBC

Barclays	BofA Securities	Crédit Agricole CIB	Deutsche Bank	HSBC
J.P. Morgan	Scotiabank	Standard Chartered Bank	TD Securities	Wells Fargo Securities

Co-Managers

CIBC Capital Markets	MUFG	Natixis	Truist Securities

The date of this prospectus supplement is February 10, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the Notes and matters relating to us. The second part is the accompanying prospectus, which provides a more general description of the terms and conditions of the various securities we may offer under our registration statement, some of which does not apply to this offering or to the Notes. In this prospectus supplement and the accompanying prospectus, references to “Air Products,” the “Company,” “we,” “us” and “our” refer to Air Products and Chemicals, Inc. and, unless the context otherwise requires, its consolidated subsidiaries.

We have not, and the underwriters have not, authorized anyone to provide any information that is different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by us or on our behalf to which we have referred you, and we take no responsibility for, and we cannot provide any assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. Further, you should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and any free writing prospectus, is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering prior to making a decision to invest in the Notes. See “Where You Can Find More Information” for additional information.

References herein to “$,” “U.S. $,” “dollars” and “U.S. dollars” are to the lawful currency of the United States of America; and references to “€” and “euros” are to the lawful currency of the member states of the European Monetary Union that have adopted the euro as their currency. The financial information presented or incorporated by reference in this prospectus supplement and accompanying prospectus have been prepared, unless otherwise noted, in accordance with generally accepted accounting principles in the United States.

IN CONNECTION WITH THIS OFFER OF NOTES, BANCO SANTANDER, S.A., AS STABILIZING MANAGER (OR ANY OTHER PERSON ACTING ON ITS BEHALF), MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS WHICH MIGHT NOT OTHERWISE PREVAIL. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME AND WILL BE CARRIED OUT IN COMPLIANCE WITH ALL APPLICABLE LAWS AND RULES. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 CALENDAR DAYS AFTER THE ISSUE DATE OF THE NOTES AND NO LATER THAN 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.

The Notes are being offered only for sale in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The Notes have been accepted for clearance through Euroclear and Clearstream and have been assigned Common Code Number 300419500 and International Security Identification Number (“ISIN”) XS3004195007 for the 2031 Notes and Common Code Number 300419488 and ISIN XS3004194885 for the 2037 Notes.

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Prohibition of Sales to Retail Investors in the European Economic Area (“EEA”)

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to Retail Investors in the U.K.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “U.K. Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

MiFID II Product Governance/Professional Investors and Eligible Counter Parties (“ECPS”) Only Target Market

Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (an “EU distributor”) should take into consideration the manufacturer’s target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

U.K. MiFIR Product Governance/Professional Investors and ECPS Only Target Market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (COBS), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law of the U.K. by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “U.K. distributor”) should take into consideration the manufacturers’ target market assessment; however, a U.K.

distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK

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MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information included or incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “outlook,” “plan,” “positioned,” “possible,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on management’s expectations and assumptions as of the date they are made and are not guarantees of future performance. You are cautioned not to place undue reliance on our forward-looking statements.

Forward-looking statements may relate to a number of matters, including the expected timetable and benefits related to this offering; expectations regarding revenue, margins, expenses, earnings, tax provisions, cash flows, pension obligations, share repurchases or other statements regarding economic conditions or our business outlook; statements regarding capital expenditures and plans, projects, strategies and objectives for our future operations, including our ability to win new projects and execute the projects in our backlog; and statements regarding our expectations with respect to pending legal claims or disputes. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation:

•

changes in global or regional economic conditions, inflation, and supply and demand dynamics in the market segments we serve, including demand for technologies and projects to limit the impact of global climate change;

•	changes in the financial markets that may affect the availability and terms on which we may obtain financing;

•	the ability to execute agreements with customers and implement price increases to offset cost increases;

•	disruptions to our supply chain and related distribution delays and cost increases;

•	risks associated with having extensive international operations, including political risks, risks associated with unanticipated government actions and risks of investing in developing markets;

•	project delays, scope changes, cost escalations, contract terminations, customer cancellations, or postponement of projects and sales;

•	our ability to safely develop, operate, and manage costs of large-scale and technically complex projects;

•	the future financial and operating performance of major customers, joint ventures, and equity affiliates;

•	our ability to develop, implement, and operate new technologies and to market products produced utilizing new technologies;

•	our ability to execute the projects in our backlog and refresh our pipeline of new projects;

•	tariffs, economic sanctions and regulatory activities in jurisdictions in which we and our affiliates and joint ventures operate;

•

the impact of environmental, tax, safety, or other legislation, as well as regulations and other public policy initiatives affecting our business and the business of our affiliates and related compliance requirements, including legislation, regulations, or policies intended to address global climate change;

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•	changes in tax rates and other changes in tax law;

•	safety incidents relating to our operations;

•

the timing, impact, and other uncertainties relating to acquisitions, divestitures, and joint venture activities, as well as our ability to integrate acquisitions and separate divested businesses, respectively;

•	risks relating to cybersecurity incidents, including risks from the interruption, failure or compromise of our information systems or those of our business partners or service providers;

•

catastrophic events, such as natural disasters and extreme weather events, pandemics and other public health crises, acts of war, including Russia’s invasion of Ukraine and new and ongoing conflicts in the Middle East, or terrorism;

•	the impact on our business and customers of price fluctuations in oil and natural gas and disruptions in markets and the economy due to oil and natural gas price volatility;

•	costs and outcomes of legal or regulatory proceedings and investigations;

•	asset impairments due to economic conditions or specific events;

•	significant fluctuations in inflation, interest rates and foreign currency exchange rates from those currently anticipated;

•	damage to facilities, pipelines or delivery systems, including those we are constructing or that we own or operate for third parties;

•	availability and cost of electric power, natural gas, and other raw materials; and

•	the commencement and success of any productivity and operational improvement programs.

You should carefully read the factors described in Risk Factors, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures about Market Risk and other cautionary statements in this prospectus supplement, the accompanying prospectus and/or in our Annual Report on Form 10-K for the year ended September 30, 2024, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, and our other filings with the SEC that are incorporated by reference into this prospectus supplement or the accompany prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. Any of these factors, as well as those not currently anticipated by management, could cause our results of operations, financial condition or liquidity to differ materially from what is expressed or implied by any forward-looking statement. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained or incorporated by reference herein to reflect any change in assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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SUMMARY

This summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement and the documents incorporated by reference herein, which are described under “Where You Can Find More Information.” Because it is abbreviated, this summary does not contain all of the information that you should consider before making an investment in the Notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the “Risk Factors” section, the audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended September 30, 2024 and the unaudited consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024 and the notes to those financial statements, before making an investment decision.

Company Overview

Air Products and Chemicals, Inc., a Delaware corporation originally founded in 1940, is a world-leading industrial gases company that has built a reputation for its innovative culture, operational excellence, and commitment to safety and the environment. We are focused on serving energy, environmental, and emerging markets and on generating a cleaner future by offering products and services that enable our customers to improve their environmental performance, product quality, and productivity.

Our regional industrial gases business provides essential gases, related equipment, and applications expertise to customers in dozens of industries, including refining, chemicals, metals, electronics, manufacturing, medical, and food. As the leading global supplier of hydrogen, we also develop, engineer, build, own, and operate some of the world’s largest clean hydrogen projects, supporting the transition to low- and zero-carbon energy in the industrial and heavy-duty transportation sectors. Through our sale of equipment businesses, we also provide turbomachinery, membrane systems, and cryogenic containers globally.

Our corporate offices are located at 1940 Air Products Boulevard, Allentown, Pennsylvania 18106-5500. Our telephone number is (610) 481-4911, and our website is www.airproducts.com. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus supplement.

The Offering

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering and the Notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information.”

Issuer	Air Products and Chemicals, Inc.

Securities Offered	€500,000,000 aggregate principal amount of 2.950% Notes due May 14, 2031.

€500,000,000 aggregate principal amount of 3.450% Notes due February 14, 2037.

Maturity Dates	The 2031 Notes will mature on May 14, 2031 and the 2037 Notes will mature on February 14, 2037.

Interest	The 2031 Notes will bear interest at the annual rate of 2.950% and the 2037 Notes will bear interest at the annual rate of 3.450%. Interest on the Notes will accrue from the date of issuance and be payable annually on the 2031 Notes on each May 14, commencing on May 14, 2025, and will be payable annually on the 2037 Notes on each February 14, commencing on February 14, 2026, in each case to the persons in whose names such Notes are registered at the close of business on the calendar day prior to the interest payment date.

Currency of Payment	The initial investors in the Notes will be required to pay for the Notes in euros. All payments of principal and interest, including payments made upon any redemption of the Notes, will be made in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. See “Description of Notes—Issuance in Euros.”

Priority	The Notes will be our unsubordinated unsecured obligations and will rank equally in right of payment with all of our existing and future unsubordinated indebtedness. The Notes will be effectively junior to any of the secured debt that we may incur, to the extent of the value of the assets securing such debt. In addition, the Notes will be structurally subordinated to all liabilities of our subsidiaries, including trade payables.

Optional Redemption

At our option, we may redeem any or all of the Notes, in whole at any time or in part from time to time, at the applicable redemption price described under the heading “Description of Notes—Optional Redemption” in this prospectus supplement, plus accrued and unpaid interest thereon to, but excluding, the redemption date. If we redeem all or any part of the Notes on or after the applicable Par Call Date, we will pay a redemption price equal to 100% of the principal amount of the series of Notes being redeemed, plus accrued and unpaid interest thereto to, but excluding, the redemption date.

Par Call Date	March 14, 2031 for the 2031 Notes and November 14, 2036 for the 2037 Notes.

Redemption of Notes for Tax Reasons	We may redeem in whole, but not in part, a series of Notes upon the occurrence of certain tax events described under the heading “Description of Notes—Redemption for Tax Reasons” in this prospectus supplement at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on such Notes to, but excluding, the date fixed for redemption.

Change of Control Triggering Event	If a Change of Control Triggering Event (as defined herein) occurs, each holder of the relevant series of Notes may require us to repurchase some or all of the Notes of such series at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of repurchase. A Change of Control Triggering Event means the occurrence of both a change of control and a Ratings Decline (as defined herein). See “Description of Notes—Change of Control and Ratings Decline.”

Use of Proceeds	We intend to use the net proceeds from the sale of the Notes to repay a portion of our outstanding commercial paper obligations, including commercial paper obligations that we expect to incur prior to closing, including for the repayment at maturity of €300.0 million aggregate principal amount outstanding of our 1.000% Notes due 2025, plus accrued interest, and for general corporate purposes. As of February 7, 2025, we had $823 million of commercial paper outstanding with a weighted average interest rate of 4.46% (on a bond equivalent yield basis) and a weighted average maturity of 13 days. See “Use of Proceeds” beginning on page S-10 of this prospectus supplement.

Conflicts of Interest	Certain of the underwriters and/or their respective affiliates may hold our commercial paper, which we intend to repay in part with the net proceeds of this offering. Accordingly, such underwriters or their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulation Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Conflicts of Interest” beginning on page S-27 of this prospectus supplement.

Risk Factors	You should consider carefully the specific factors set forth under “Risk Factors” beginning on page S-5 of this prospectus supplement as well as the information and data included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Additional Issues	We may from time to time, without notice to or consent from the holders of the applicable series of Notes, create and issue additional notes of each series ranking equally and ratably with the Notes of such series.

Book-Entry; Form and Denominations	The Notes will be issued only in book-entry form, in minimum denominations of €100,000 and integral multiples of €1,000 above that amount, through the facilities of Euroclear Bank SA/NV, as operator of Euroclear, and Clearstream.

Listing	We intend to apply to list each series of Notes on the NYSE. We will have no obligation to maintain the listing of the Notes, and we may delist any series of Notes at any time.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Paying Agent	The Bank of New York Mellon, London Branch.

Governing Law	State of New York.

Legal Entity Identifier	7QEON6Y1RL5XR3R1W237.

RISK FACTORS

Your investment in the Notes involves risks. You should consider carefully the risks described below and those discussed under the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

The Notes are subject to prior claims of any of our secured creditors.

The Notes are our unsubordinated general obligations, ranking equally in right of payment with other unsubordinated debt, but will be effectively junior to any secured debt that we may incur to the extent of the value of the collateral securing such debt.

An active trading market for the Notes may not develop, which could limit their market prices or your ability to sell them.

The Notes constitute a new issue of debt securities for which there currently is no trading market. As a result, we cannot provide any assurance that any market will develop for the Notes or that you will be able to sell your Notes. Although we expect the Notes to be listed for trading on the NYSE, we cannot provide any assurance that the Notes will become or remain listed, that a trading market for the Notes will develop or of the price at which investors may be able to sell the Notes, if at all. In addition, we will have no obligation to maintain, and may terminate, any listing of the Notes on the NYSE without the consent of the holders of the Notes. If any of the Notes are traded after their initial issuance, they may trade at discounts from their initial offering prices depending on prevailing interest rates, the markets for similar securities, general economic conditions, fluctuations in exchange rates with the euro, our financial condition, performance and prospects and other factors. The underwriters have advised us that they intend to make a market in each series of Notes, but they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes or that the prices you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading prices for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

The indenture does not restrict the amount of additional debt that we may incur or taking other actions that could negatively impact holders of the Notes.

We may be able to incur substantially more debt in the future. The Notes and indenture governing the Notes will not limit us or our subsidiaries from incurring debt or additional liabilities. As of December 31, 2024, we had outstanding long-term debt to third parties and related parties of approximately $13.3 billion (inclusive of approximately $3.5 billion of non-recourse long-term debt). Our incurrence of additional debt may have important consequences for holders of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes, a loss in the trading value of the Notes, if any, and a risk that the credit ratings of the Notes are lowered or withdrawn.

Structural subordination of the Notes to indebtedness of our subsidiaries and to the claims of secured creditors may reduce amounts available for payment of the Notes.

The Notes will not be guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries. Except to the extent that we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Notes). As of December 31, 2024, our subsidiaries had debt of approximately $5.0 billion (inclusive of approximately $3.5 billion of non-recourse long-term debt). The Notes will not be secured by any of our assets, and as a result will be effectively junior to any secured debt that we or our subsidiaries may incur in the future, to the extent of the value of the assets securing such debt. Excluding any of our consolidated subsidiaries, Air Products and Chemicals, Inc. had no secured indebtedness as of December 31, 2024.

Holders of the Notes will receive payments solely in euros, except under limited circumstances, and investments in a currency other than the currency in which a holder of the Notes resides entails significant risks.

The initial investors in the Notes will be required to pay for the Notes in euros. All payments of principal, premium, if any, and interest in respect of the Notes and any redemption prices for the Notes, will be paid in euros subject to certain limited exceptions. None of the Company, the underwriters, the trustee or the paying agent will be obligated to assist the initial investors in obtaining euros or in converting other currencies into euros to facilitate the payment of the purchase price for the Notes or in converting payments of interest, principal, premium or any redemption price in euros made with respect to the Notes into U.S. dollars or any other currency.

An investment in the Notes by a holder whose home currency is not the euro entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the Notes offered hereby, these risks may include the possibility of:

•	significant changes in rates of exchange between the euro and the investor’s home currency;

•	the imposition or subsequent modification of any foreign exchange gains results from an investment in the Notes;

•	the imposition or modification of foreign exchange controls or tax consequences with respect to the euro or the investor’s home currency; and

•	currency exchange risk in connection with any judgment that is entered with respect to payment on the Notes.

These risks depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the euro and certain currencies have been highly volatile, and each holder should be aware that volatility may be expected to continue in the future. Fluctuations in any particular rate of exchange that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the Notes. Depreciation of the euro against the holder’s functional currency would result in a decrease in the effective yield of the Notes below the coupon rate and, in certain circumstances, could result in a loss to the holder. See “Currency Conversion.” If you are a beneficial owner of Notes subject to U.S. federal income tax, see “Material United States Federal Income Tax Considerations” for certain U.S. federal income tax consequences related to the Notes.

The Notes permit us to make payments in U.S. dollars if we are unable to obtain euros.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars in accordance with the indenture governing the Notes. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the indenture governing the Notes. We cannot provide any assurance that this exchange rate will be as favorable to holders of Notes as the exchange rate otherwise determined by applicable law or the exchange rate that might have been used had that rate been determined as of a specific date or with reference to a specific publication or other source of exchange rate data. These potential developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the Notes.

We may not be able to repurchase the Notes upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, we will be required to make an offer to each holder of the Notes to repurchase all or any part of that holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of thereof, together with accrued and unpaid interest thereon to, but excluding, the date of repurchase. It is possible that we will not have sufficient funds at the time of any Change of Control Triggering Event to make the required repurchases. In order to obtain sufficient funds to pay the purchase price of the outstanding Notes, we may need to refinance the Notes. We cannot assure you that we would be able to refinance the Notes on reasonable terms, or at all.

Credit ratings of the Notes may change and affect the market prices and marketability of the Notes or not reflect all risks of an investment in the Notes.

Credit ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. We cannot provide any assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Each agency’s rating should be evaluated independently of any other agency’s rating. Agency credit ratings are not a recommendation to buy, sell or hold any security. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market prices or marketability of the Notes and increase our corporate borrowing costs.

Redemption prior to maturity may adversely affect your return on the Notes.

Since the Notes are redeemable at our option, we may choose to redeem your Notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at effective interest rates as high as the interest rates on your Notes being redeemed.

An increase in market interest rates could result in a decrease in the market value of the Notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Notes and market interest rates increase, the market value of those Notes may decline. We cannot predict the future level of market interest rates.

Trading in the clearing system is subject to minimum denomination requirements.

The terms of the Notes provide that Notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive Notes are required to be issued in relation to such Notes in accordance with the provisions of the relevant global Notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive Notes unless and until such time as its holding satisfies the minimum denomination requirement.

Transactions in the Notes could be subject to the European financial transaction tax, if adopted.

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transaction tax (the “FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovenia, Slovakia and Spain (the “Participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has a very broad scope and could, if introduced in its current form, impose a tax at generally not less than 0.1%, determined by reference to the amount of consideration paid on certain dealings in Notes (including secondary market transactions) in certain circumstances. The issuance and subscription of Notes should, however, be exempt. The mechanism by which the tax would be applied and collected is not yet known, but if the proposed directive or any similar tax is adopted, transactions in the Notes would be subject to higher costs, and the liquidity of the market for the Notes may be diminished.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the Participating Member States. Generally, it would apply to certain dealings in Notes where at least one party is a financial institution and at least one party is established in a Participating Member State. A financial institution may be, or be deemed to be, “established” in a Participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a Participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a Participating Member State.

The FTT proposal remains subject to negotiation between the Participating Member States (excluding Estonia) and the scope of such tax is uncertain. Such proposal remains subject to change until a final approval and it may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the Participating Member States (excluding Estonia which has already withdrawn) may decide to withdraw. You should consult your own tax advisor regarding the consequences of the FTT that could be associated with subscribing for, purchasing, holding and disposing of the Notes.

CURRENCY CONVERSION

Investors will be required to pay for the Notes in euros. All payments of principal, premium, if any, and interest on the Notes, including payments made upon any redemption, and any other amounts that may be payable with respect to the Notes, will be payable in euros. If, however, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars as determined by a paying agent appointed by us and shall be equal to the sum obtained by converting euros into U.S. dollars at the exchange rate on the second business day preceding such interest payment date or the second business day preceding the maturity of an installment of principal, as the case may be, or if no rate is quoted for euros, the last date such rate is quoted, all in accordance with the terms in the Indenture.

Investors will be subject to foreign exchange risks as to payments on the Notes that may have important economic and tax consequences to them. See “Risk Factors.”

As of 9:00 a.m. (London Time) on February 10, 2025, the euro/U.S. dollar rate of exchange as reported by Bloomberg was €1/U.S.$1.033.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Notes will be approximately €992 million after deduction of the underwriting discounts and estimated expenses related to the offering. We intend to allocate an amount equal to the net proceeds from the sale of the Notes to repay a portion of our outstanding commercial paper obligations, including commercial paper obligations that we expect to incur prior to closing, including for the repayment at maturity of €300.0 million aggregate principal amount outstanding of our 1.000% Notes due 2025, plus accrued interest, and for general corporate purposes. As of February 7, 2025, we had $823 million of commercial paper outstanding with a weighted average interest rate of 4.46% (on a bond equivalent yield basis) and a weighted average maturity of 13 days.

Certain of the underwriters and/or their respective affiliates may hold our commercial paper and, accordingly, may receive a portion of the net proceeds of this offering. In the event that any of the underwriters, together with their respective affiliates, receives at least 5% of the net proceeds of this offering, not including underwriting compensation, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121, and therefore this offering is being made in accordance with FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Conflicts of Interest” beginning on page S-27 of this prospectus supplement.

DESCRIPTION OF NOTES

The following description of the particular terms of the 2.950% Notes due May 14, 2031 (the “2031 Notes”) and the 3.450% Notes due February 14, 2037 (the “2037 Notes” and, together with the 2031 Notes, the “Notes”) offered hereby supplements the description of the general terms and provisions of the debt securities included in the accompanying prospectus. The following summary of the Notes is qualified in its entirety by reference in the accompanying prospectus to the description of the indenture, dated as of April 30, 2020 (the “Indenture”), entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

General

We will issue €500,000,000 aggregate principal amount of 2.950% Notes due May 14, 2031 and €500,000,000 aggregate principal amount of 3.450% Notes due February 14, 2037. The 2031 Notes will mature on May 14, 2031 and the 2037 Notes will mature on February 14, 2037.

The Notes will constitute part of the senior debt of the Company and will rank pari passu in right of payment with all other unsubordinated indebtedness of the Company. The Notes will be issued in fully registered form only, in denominations of €100,000 and additional multiples of €1,000 above that amount, through the facilities of Euroclear and Clearstream, and sales in book-entry form may be effected only through participants in Euroclear or Clearstream.

The 2031 Notes will bear interest at the annual rate of 2.950% and the 2037 Notes will bear interest at the annual rate of 3.450%. Interest on the Notes will accrue from the date of issuance and be payable annually on the 2031 Notes on each May 14, commencing on May 14, 2025, and will be payable annually on the 2037 Notes on each February 14, commencing on February 14, 2026, in each case to the persons in whose names such Notes are registered at the close of business on the calendar day prior to the payment date.

Interest payable at the maturity of the Notes will be payable to registered holders of the Notes to whom principal is payable. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or from February 14, 2025, if no interest has been paid on the Notes), to, but excluding, the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association.

If any interest payment date falls on a day that is not a Business Day (as defined herein), the interest payment will be postponed to the next day that is a Business Day, and no interest on such payment will accrue for the period from and after such interest payment date. If the maturity date of the Notes falls on a day that is not a Business Day, the payment of interest and principal shall be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date.

Interest payments for the Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity, as the case may be.

Neither the trustee nor the paying agent shall act as the exchange rate agent or have any responsibility for effecting any foreign currency conversions or calculations hereunder.

Each series of Notes will constitute separate series of Debt Securities under the Indenture.

The Company may, without the consent of the holders of a series of Notes, issue additional Notes of such series having the same priority and the same interest rate, maturity and other terms (except for the issue date and public offering price and, if applicable, the initial interest payment date) as the Notes of such series. Any additional Notes of the applicable series having such similar terms, together with the Notes, will constitute a single series of Debt Securities under the Indenture. No additional Notes having such similar terms may be issued if an Event of Default has occurred and is continuing with respect to such Notes. In the event that any additional Notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP, ISIN, or other identifying number so that they are distinguishable from the Notes offered hereby.

As used in this prospectus supplement, “Business Day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York or London, and (ii) on which the Trans-European Automated Real-Time Gross settlement Express Transfer system (the T2 System) or any successor thereto, is open.

Issuance in Euros

The initial investors in the Notes will be required to pay for the Notes in euros. Principal and interest payments of the Notes are payable by us in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars in accordance with the Indenture. See “Currency Conversion.” Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the Indenture.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

Optional Redemption

At our option, we may redeem the Notes, in whole or in part, at any time or from time to time as described below.

If we redeem all or any part of either series of Notes prior to the applicable Par Call Date (as defined herein), we will pay a redemption price equal to the greater of:

(i)	100% of the principal amount of the Notes being redeemed; or

(ii)

the sum of the present values of the remaining scheduled payments of principal and interest of the Notes being redeemed, that would be due if such series of Notes matured on the applicable Par Call Date (in each case, not including the amount, if any, of accrued and unpaid interest to, but excluding, the redemption date) discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) using a discount rate equal to the Comparable Government Bond Rate plus 15 basis points with respect to the 2031 Notes or 15 basis points with respect to the 2037 Notes;

plus, in each case, any accrued and unpaid interest to, but excluding, the redemption date.

If we redeem all or any part of either series of Notes on or after the applicable Par Call Date, we will pay a redemption price equal to 100% of the principal amount of such series of Notes being redeemed plus accrued and unpaid interest thereon. The redemption price shall be calculated by the Company. The Trustee shall have no responsibility to calculate the redemption price or determine the Comparable Government Bond Rate.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German Bundesanleihe security whose maturity is closest to the maturity of the Notes being redeemed (assuming that the Notes to be redeemed matured on the applicable Par Call Date), or if such independent investment bank in its discretion considers that such similar bond is not in issue, such other German Bundesanleihe security as such independent investment bank may, with the advice of three brokers of, or market makers in, German Bundesanleihe securities selected by such independent investment bank, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the Notes being redeemed, if they were to be purchased at such price prior to the applicable Par Call Date on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

“Par Call Date” means, with respect to the 2031 Notes, March 14, 2031 (two months prior to the maturity date of the 2031 Notes) and, with respect to the 2037 Notes, November 14, 2036 (three months prior to the maturity date of the 2037 Notes).

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws of the United States or the official interpretation thereof that is announced or becomes effective on or after the date of this prospectus supplement, we become obligated, or, based upon a written opinion of nationally recognized independent counsel selected by us, there is a substantial probability that we will become obligated within 90 days to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to a series of Notes, then we may at any time at our option redeem, in whole, but not in part, the applicable series of Notes on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, together with accrued and unpaid interest on the Notes to, but excluding, the date fixed for redemption.

Change of Control and Ratings Decline

Upon the occurrence of a Change of Control Triggering Event, we will be required to make an offer (a “Change of Control Offer”) to each holder of the applicable series of Notes to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of such holder’s Notes of such series at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to mail (or otherwise transmit in accordance with DTC procedures) a notice to each holder of the applicable series stating:

(1)	that the Change of Control Offer is being made pursuant to the covenant entitled “Change of Control and Ratings Decline”;

(2)	the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 45 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3)	that any Notes of such series that are not tendered will continue to accrue interest in accordance with the terms of the Indenture;

(4)

that, unless we default in the payment of the Change of Control Payment, all Notes of the applicable series that are accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)

that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the fifth business day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes of the applicable series delivered for purchase, and a statement that such holder is unconditionally withdrawing its election to have such Notes purchased; and

(6)

that holders of the applicable series whose Notes are being purchased only in part will be issued new Notes of such series that are equal in principal amount to the unpurchased portion of the Notes of such series that are surrendered, which unpurchased portion must be equal to €100,000 in principal amount or an integral multiple of €1,000 in excess thereof.

We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Notes applicable to a Change of Control Offer made by the Company and purchases all of the Notes of the applicable series that are validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

Except as described above with respect to a Change of Control Triggering Event, neither the Indenture nor the Notes contain any provisions that permit the holders of the Notes to require that we repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Change of Control” means the occurrence of any one of the following:

(1)

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or one of our subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, measured by voting power rather than number of shares; or

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P). In the event that we shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P and any other Rating Agency appointed by the Company.

“Ratings Decline” means, with respect to each series of Notes, within 60 days after the earlier of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) (the “Trigger Period”), (a) if two or more Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, the rating of the Notes shall be reduced by at least two Rating Agencies and the Notes shall be rated below Investment Grade by each of such Rating Agencies or (b) if only one Rating Agency is providing a rating for the Notes at the commencement of any Trigger Period, the rating of the Notes shall be reduced by such Rating Agency and the Notes shall be rated below Investment Grade by such Rating Agency. Neither the trustee nor the paying agent shall be responsible for monitoring our Investment Grade status or determining whether a Ratings Decline has occurred.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” with respect to any person, means securities of any class of Capital Stock of such person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such person.

The Company will comply in all material respects with the requirements of Regulation 14E under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

Discharge and Defeasance

The provisions of the Indenture described in the accompanying prospectus under “Description of Debt Securities—Discharge and Defeasance” will apply to the Notes. In addition, as a condition to defeasance, we must deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the Notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts as are necessary in order that the net payment by us or the applicable withholding agent of the principal of and interest on the Notes with respect to a payee that is not a United States person (as defined herein), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)

to any tax, assessment or other governmental charge that would not have been imposed but for the holder, a fiduciary, settlor, beneficiary, member or shareholder of the holder, or a person holding a power over an estate or trust administered by a fiduciary holder, being treated as:

(a)	being or having been engaged in a trade or business in the United States, or having or having had a permanent establishment in the United States;

(b)

having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment in respect of the Notes or the enforcement of any rights under the Indenture), including being or having been a citizen or resident of the United States;

(c)

being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)

being or having been a “10-percent shareholder” of the Company, as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e)

being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of Section 881(c)(3) of the Code or any successor provision;

(2)

to any holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)

to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or beneficial owner to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding from the payment;

(5)

to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)

to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent;

(8)

to any tax, assessment or other governmental charge that would not have been imposed but for presentation by the holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)

to any tax, assessment or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with), any Treasury Regulations promulgated thereunder, or any other official interpretations thereof, any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA (as defined herein) or an intergovernmental agreement in respect of FATCA; or

(10)	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), and (9).

Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to pay additional amounts in respect of any tax, assessment or other governmental charge.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States person” means (i) any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person for U.S. federal income tax purposes) or treated as a domestic corporation under Section 7874(b) of the Code, (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) any trust if a U.S. court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a United States person.

Listing

We intend to apply to list each series of Notes on the NYSE, and we expect trading in each series of the Notes on the NYSE to begin within 30 days after the initial issuance of the Notes. We will have no obligation to maintain the listing of the Notes, and we may delist any series of the Notes at any time.

Book-Entry System

The notes will be issued in the form of one or more fully registered global notes and will be deposited with a common depositary for, and in respect of interests held through, Euroclear Bank SA/NV, as operator of Euroclear, and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

We have obtained the information in this section concerning Clearstream and Euroclear Bank SA/NV, or its successor, as operator of the Euroclear, and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

The Notes of each series will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the Notes and all transfers relating to the Notes will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the Notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the Notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the Euro Notes will receive payments relating to their Notes in euro.

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow book-entry interests in the Notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the Notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the Indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the Indenture. Accordingly, each person owning a beneficial interest in a Note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Notes.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”). Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the Notes held beneficially through Clearstream will be credited to the cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Clearance and Settlement Procedures

We understand that investors that hold their Notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the Notes, or to make or receive a payment or delivery of the Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated Notes

Subject to certain conditions, the Notes represented by the global notes are exchangeable for certificated Notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:

(1)

the common depositary (A) notifies us that it is unwilling or unable to continue as depositary for the global notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2)	we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated Notes; or

(3)	there has occurred and is continuing an Event of Default with respect to the Notes.

In all cases, certificated Notes delivered in exchange for any global note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

Payments (including principal, premium and interest) and transfers with respect to Notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the office of the paying agent maintained for such purpose) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the applicable Notes, provided that all payments (including principal, premium and interest) on Notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

Euroclear and Clearstream Arrangements

None of Air Products, any agent or any underwriter or any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act), have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Trustee, Registrar and Paying Agent

The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. We may maintain deposit accounts and conduct other banking transactions with the trustee or an affiliate of the trustee in the ordinary course of business. The Trustee will also initially be the registrar for the Notes.

The paying agent for the Notes will initially be The Bank of New York Mellon, London Branch. Upon notice to the trustee, we may change the paying agent at any time.

Governing Law

The Indenture is, and the Notes will be, governed by and construed in accordance with the laws of the State of New York.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material U.S. federal income tax consequences generally applicable to the purchase, ownership and disposition of the Notes for cash in the original issue and at the Notes’ “issue price” within the meaning of the Code (i.e., the first price at which a substantial amount of Notes is sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). This summary is for general information purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a holder of the Notes.

This discussion is based on the Code, U.S. Treasury Department regulations thereunder (“Treasury Regulations”), rulings, administrative pronouncements and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation may alter the U.S. federal income tax consequences described herein. Accordingly, the discussion below neither binds the Internal Revenue Service (“IRS”) nor precludes it from adopting a contrary position.

This discussion addresses only holders that hold the Notes as capital assets (within the meaning of the Code). It does not address any tax consequences applicable to holders that are subject to special rules, including persons that own (or are deemed to own) 10% or more of the total combined voting power of all classes of our stock entitled to vote, “controlled foreign corporations,” holders that are dealers in securities or foreign currency, financial institutions or insurance companies, mutual funds, regulated investment companies, holders that hold the Notes through individual retirement or other tax-deferred accounts, tax-exempt organizations, partnerships (or arrangements treated as partnerships for U.S. federal income tax purposes), real estate investment trusts, S corporations and other pass-through entities, U.S. Holders (as defined herein) whose functional currency is not the U.S. dollar, and holders that hold the Notes as part of an integrated investment (including a straddle, constructive sale or conversion transaction) comprised of the Notes and one or more other positions and persons who are former citizens or residents of the United States. This discussion does not address the Medicare tax on net investment income or alternative minimum tax provisions and, except where specifically indicated, this discussion does not discuss the effect of any other federal tax laws (e.g., estate and gift tax), or any state, local or non-U.S. tax laws.

In addition, this discussion applies to you only if you purchase your Notes for cash pursuant to this offering at the public offering price that appears on the front of this prospectus supplement. This discussion does not apply to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.

If a partnership (including any entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds the Notes, the tax treatment of a partner of such partnership or member of such other pass-through entity will generally depend upon the status of the partner or member and the activities of the partnership or other pass-through entity. Partnerships and other pass-through entities holding the Notes, and any person who is a partner or member of any such entity, should consult their own tax advisors regarding the particular U.S. federal income tax considerations applicable to them.

This summary of U.S. income tax considerations is for general information purposes only and is not tax advice. Each potential holder of the Notes is urged to consult his, her or its own tax advisor regarding the applicable U.S. federal, state, local, non-U.S. income and other tax consequences of the ownership and disposition of the Notes.

It is anticipated, and this discussion assumes, that the Notes will not be issued with more than a de minimis amount of original issue discount.

U.S. Holders

This section applies to you only if you are a U.S. Holder. For purposes of this discussion, you are a “U.S. Holder” if you are a beneficial owner of a Note and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a court within the United States and under the control of one or more “United States persons” (as defined for U.S. federal income tax purposes) or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a “United States person.”

Interest Payments

Interest on the Notes will generally be taxable to you as ordinary interest income at the time it is paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

A U.S. Holder that uses the cash method of tax accounting will be required to include in income the U.S. dollar value of each interest payment received based on the spot rate of exchange on the date of receipt. No foreign currency exchange gain or loss will be recognized with respect to the receipt of such payment (other than foreign currency exchange gain or loss realized on the disposition of the euros so received, see “ — Transactions in Euros,” below).

A U.S. Holder that uses the accrual method of tax accounting will accrue interest income on such Note in euros and translate the amount accrued into U.S. dollars based on:

•	the average exchange rate in effect during the interest accrual period, or portion thereof, within such U.S. Holder’s taxable year; or

•

at your election, at the spot rate of exchange on (1) the last day of the accrual period, or (2) the date of receipt, if such date is within five business days of the last day of the accrual period or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year. Such election must be applied consistently by you to all debt instruments from year to year and can be changed only with the consent of the IRS.

A U.S. Holder that uses the accrual method of tax accounting will recognize foreign currency exchange gain or loss on the receipt of an interest payment equal to the difference between (i) the value of the euros received as interest, as translated into U.S. dollars using the spot rate of exchange on the date of receipt and (ii) the U.S. dollar amount of such accrued interest as previously included in your income. Such foreign currency exchange gain or loss will be treated as ordinary income or loss but will generally not be treated as an adjustment to interest income received on the Notes.

Sale or Other Taxable Disposition of the Notes

Upon the sale, exchange, retirement at maturity, redemption or other taxable disposition of a Note (collectively, a “Disposition”), except as noted below with respect to foreign currency exchange gain or loss, you will generally recognize capital gain or loss equal to the difference between the amount realized by you (except to the extent such amount is attributable to accrued but unpaid interest, which will be treated as ordinary interest income if such interest has not been previously included in income) and your adjusted tax basis in the Note. Subject to the discussion below, the adjusted tax basis of a Note to you will generally be the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date of purchase and the amount realized by you upon the Disposition of a Note will generally be the U.S. dollar value of the euros received calculated at the spot rate of exchange on the date of Disposition.

If the Notes are traded on an established securities market, a U.S. Holder that uses the cash method of tax accounting, and if it so elects, a U.S. Holder that uses the accrual method of tax accounting, will determine the U.S. dollar values of its adjusted tax basis in a Note and the amount realized on the Disposition of a Note by translating the relevant euro amounts at the spot rate of exchange on the settlement date of the purchase or the Disposition, respectively. The election available to accrual basis U.S. Holders discussed above must be applied consistently by you to all debt instruments from year to year and can be changed only with the consent of the IRS.

Gain or loss recognized by you on a Disposition of a Note will generally be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in the euro to U.S. dollar exchange rate during the period in which you held such Note. Such foreign currency exchange gain or loss will equal the difference between (x) the U.S. dollar value of the euro purchase price of the Notes, as determined on the date of Disposition (or on the settlement date in respect of such Disposition, if the Notes are traded on an established securities market and you are either a cash basis U.S. Holder or an electing accrual basis U.S. Holder), and (y) the U.S. dollar value of such euro purchase price, as determined using the spot rate of exchange on the date when you acquired the Note (or on the settlement date in respect of such acquisition, if the Notes are traded on an established securities market and you are either a cash basis U.S. Holder or an electing accrual basis U.S. Holder). The recognition of such foreign currency exchange gain or loss on the Disposition of a Note will be limited to the amount of overall gain or loss realized on the Disposition.

Except as described above, any gain or loss on the Disposition of a Note will be long-term capital gain or loss if your holding period for the Note exceeds one year on the date of Disposition. Long-term capital gains recognized by individuals and certain other non-corporate U.S. Holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Transactions in Euros

Euros received as interest on, or on a Disposition of, a Note will have a tax basis equal to their U.S. dollar value at the time such interest is received or at the time such proceeds from Disposition are received. The amount of gain or loss on a sale or other Disposition of such euros will be equal to the difference between (1) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other Disposition, and (2) the U.S. Holder’s adjusted tax basis in such euros. A U.S. Holder that purchases a Note with previously owned euros will generally recognize gain or loss in an amount equal to the difference, if any, between such U.S. Holder’s adjusted tax basis in such euros and the U.S. dollar fair market value of such Note on the date of purchase.

Any such gain or loss will generally be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to euros and the immediate use of such euros to purchase a Note will generally not result in any exchange gain or loss for a U.S. Holder.

Reportable Transaction Reporting

Under applicable Treasury Regulations, a U.S. Holder who participates in “reportable transactions” (as defined in the Treasury Regulations) must attach to its United States federal income tax return a disclosure statement on IRS Form 8886. Under the relevant rules, you may be required to treat a foreign currency exchange loss from the Notes as a reportable transaction if this loss exceeds the relevant threshold in the Treasury Regulations. You should consult with your tax advisor to determine the tax reporting obligations, if any, including any requirement to file IRS Form 8886, with respect to the ownership or Disposition of the Notes or any related transaction such as the Disposition of any euros received in respect of the Notes.

Information Reporting

Information reporting generally will apply to payments of interest on the notes and to the proceeds of a sale or other taxable disposition of a note paid to a U.S. Holder unless the U.S. Holder is an exempt recipient. U.S. federal backup withholding generally will apply to such payments if the U.S. Holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.

Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. For purposes of this discussion, you are a “Non-U.S. Holder” if you are a beneficial owner of the Notes that, for U.S. federal income tax purposes, is neither a U.S. Holder nor an entity or arrangement classified as a partnership under the Code.

Interest Payments

Payments of interest on the Notes by us or any paying agent to you will be exempt from U.S. federal withholding tax, if you:

•	do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	are not a “controlled foreign corporation” related directly or indirectly to us through stock ownership; and

•

certify to the U.S. payor on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an appropriate substitute form), under penalties of perjury, that you are not a United States person for U.S. federal income tax purposes and are not subject to withholding required pursuant to FATCA (discussed below).

If you hold the Notes through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent who will then be required to provide certification to the U.S. payor, either directly or through other intermediaries.

If you do not qualify for this exemption from U.S. federal withholding tax you may also be entitled to an exemption from, or reduction of, U.S. federal withholding tax if you are entitled to the benefits of an income tax treaty under which interest is exempt from, or eligible for a reduced rate of, U.S. federal withholding tax, and you (or your agent) provide to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an appropriate substitute form), claiming eligibility for the benefits of the income tax treaty with respect to interest payments.

Otherwise, payments of interest are generally subject to U.S. federal withholding tax at a rate of 30%. No U.S. federal withholding tax applies, however, if interest on your Note is effectively connected with the conduct by you of a trade or business in the United States (and, if required by an applicable income tax treaty, the interest is attributable to a permanent establishment or fixed base maintained in the United States), provided that you (or your agent) have provided a properly executed IRS Form W-8ECI. To the extent payments of interest are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the interest is attributable to a permanent establishment or fixed base maintained in the United States), you will be subject to U.S. federal income tax on a net basis. Furthermore, if you are a corporate Non-U.S. Holder, you may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or such lower rate under an applicable income tax treaty) with respect to your “effectively connected” interest.

Sale or Other Taxable Disposition of the Notes

Except with respect to accrued and unpaid interest (which would be subject to the rules discussed above under “—Interest Payments”), you will generally not be subject to U.S. federal income tax on gain recognized on a Disposition of the Notes, unless the gain is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States) or, if you are an individual Non-U.S. Holder, unless you are present in the United States for 183 days or more in the taxable year of the Disposition and certain other conditions are met.

If you are engaged in a trade or business in the United States and you recognize gain on a Disposition of the Notes that is effectively connected with that trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States), you will generally be taxed on a net income basis with respect to such gain as if you were a U.S. Holder. If you are a corporate Non-U.S. Holder, you may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate under an applicable income tax treaty) on your “effectively connected” gains. If you are an individual Non-U.S. Holder that is present for 183 days or more during the taxable year in which gain is realized (and certain other conditions are met), you will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which your capital gains allocable to U.S. sources (including gains from the Disposition of the Notes) exceed your capital losses allocable to U.S. sources. You should consult your tax advisor with respect to the tax consequences of the ownership and Disposition of the Notes.

Information Reporting and Backup Withholding

Payments of interest made to a Non-U.S. Holder, and any amounts withheld from such payments, generally will be required to be reported to the IRS. The IRS may make this information available under the provisions of an applicable tax treaty to the tax authorities in the country in which the Non-U.S. Holder is resident. Backup withholding generally will not apply to payments of interest and principal on a note to a Non-U.S. Holder if you duly provide a certification of foreign status such as a properly executed IRS Form W-8BEN, Form W-8BEN-E or other appropriate IRS Form W-8, as applicable (or appropriate substitute or successor form) or if you otherwise establish an exemption from backup withholding, provided that we do not have actual knowledge or reason to know that you are a U.S. person.

Payment of the proceeds of a sale or other disposition of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements, but not backup withholding, generally will apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a broker that has certain connections to the U.S. unless such a broker has documentary evidence in its records that you are a Non-U.S. holder and certain other conditions are met or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability and any excess may be refunded if the proper information is provided to the IRS on a timely basis.

FATCA Withholding

Sections 1471 through 1474 of the Code and applicable Treasury Regulations thereunder (commonly referred to as “FATCA”) generally impose a 30% withholding tax in certain circumstances on interest payable

(including any original issue discount) on certain debt obligations of U.S. issuers held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities, or (iii) otherwise qualifies for an exemption from these requirements. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on Notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the payor will generally be required to provide to the IRS.

Prospective investors should consult with their own tax advisors regarding the possible implications of FATCA with respect to an investment in the Notes. In addition, prospective investors whose Notes will be held through a bank or broker should consult their bank or broker about the likelihood that payments to the bank or broker (for credit to such investors) will become subject to withholding in the payment chain. Investors in the Notes could be affected by FATCA withholding if a financial institution or other intermediary in the payment chain, such as a bank or broker, through which they hold the Notes is subject to withholding because it fails to comply with the reporting requirements.

UNDERWRITING (CONFLICTS OF INTEREST)

BNP PARIBAS, Citigroup Global Markets Limited, Mizuho International plc, Banco Santander, S.A. and SMBC Bank International plc are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of 2031 Notes	Principal Amount of 2037 Notes
BNP PARIBAS	€60,000,000	€60,000,000
Citigroup Global Markets Limited	60,000,000	60,000,000
Mizuho International plc	60,000,000	60,000,000
Banco Santander, S.A.	60,000,000	60,000,000
SMBC Bank International plc	60,000,000	60,000,000
Barclays Bank PLC	17,500,000	17,500,000
Crédit Agricole Corporate and Investment Bank	17,500,000	17,500,000
Deutsche Bank AG, London Branch	17,500,000	17,500,000
HSBC Bank plc	17,500,000	17,500,000
J.P. Morgan Securities plc	17,500,000	17,500,000
Merrill Lynch International	17,500,000	17,500,000
Scotiabank (Ireland) Designated Activity Company	17,500,000	17,500,000
Standard Chartered Bank	17,500,000	17,500,000
The Toronto-Dominion Bank	17,500,000	17,500,000
Wells Fargo Securities International Limited	17,500,000	17,500,000
CIBC World Markets Corp.	6,250,000	6,250,000
MUFG Securities EMEA plc	6,250,000	6,250,000
Natixis	6,250,000	6,250,000
Truist Securities, Inc.	6,250,000	6,250,000

Total	€500,000,000	€500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering of the Notes.

	Per 2031 Note	Total	Per 2037 Note	Total
Underwriting discount paid by us	0.375%	€1,875,000	0.500%	€2,500,000

The representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.225% of the principal amount of the 2031 Notes and 0.300% of the principal amount of the 2037 Notes. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to 0.150% of the principal amount of the 2031 Notes and 0.200% of the principal amount of the 2037 Notes on sales to other dealers. After the initial offering, the public offering prices, concessions or other selling terms of the offering may be changed.

The expenses of the offering, not including the underwriting discounts, are estimated at €2,255,000 and are payable by us.

New Issues of Notes

The Notes are new issues of securities with no established trading markets. We intend to apply for listing of the Notes on the NYSE and we expect trading in the Notes on the NYSE to begin within 30 days after the initial issuance of the Notes. We will have no obligation to maintain the listing of the Notes, and we may delist the Notes at any time. If any of the Notes are traded after their initial issuance, they may trade at discounts from their initial offering prices depending on prevailing interest rates, the markets for similar securities, general economic conditions, fluctuations in exchange rates with the euro, our financial condition, performance and prospects and other factors. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for any of the Notes or that active public markets for the Notes will develop, that you will be able to sell your Notes or that the prices you receive when you sell will be favorable. If active public trading markets for the Notes do not develop, the market prices and liquidity of the Notes may be adversely affected.

Settlement

We expect that delivery of the Notes will be made to investors on or about the date specified on the cover page of this prospectus supplement, which will be the fourth business day following the date of this prospectus supplement (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, during the period commencing on the date of this prospectus supplement and ending on the date that the Notes are delivered by the underwriters to purchasers, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities.

Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

As described under “Use of Proceeds,” we expect to use a portion of the net proceeds from this offering to repay a portion of our outstanding commercial paper obligations, including commercial paper obligations that we expect to incur to repay, at maturity, €300.0 million aggregate principal amount outstanding of our 1.000% Notes due 2025, plus accrued interest. Certain of the underwriters and/or their respective affiliates may hold our commercial paper and, accordingly, may receive a portion of the net proceeds of this offering. In the event that any of the underwriters, together with their respective affiliates, receives at least 5% of the net proceeds of this offering, not including underwriting compensation, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121, and therefore this offering is being made in accordance with FINRA Rule 5121.

Selling Restrictions

Other than in the United States, to the best of our knowledge, no action has been taken by us or the underwriters that would permit a public offering of the notes in any jurisdiction where action for that purpose is required. The Notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Sales of the Notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more U.S.-registered broker-dealers in compliance with applicable securities laws and the rules of FINRA.

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the EEA. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in the Prospectus Regulation; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

Consequently no key information document required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the U.K. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii) not a qualified investor as defined in the U.K. Prospectus Regulation; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

Consequently no key information document required by the U.K. PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to Air Products; and

(b) it has complied with, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the U.K.

This prospectus supplement is only for distribution to and directed at: (i) in the U.K., persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”) and high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the U.K.; and (iii) any other person to whom it can otherwise be lawfully distributed (all such persons together being referred to as “Relevant Persons”). Any investment or investment activity to which this prospectus supplement relates is available only to and will be engaged in only with Relevant Persons, and any person who is not a Relevant Person should not rely on it.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O.

No advertisement, invitation or document relating to the Notes has been or will be issued, or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Japan

The Notes offered by this prospectus supplement and the accompanying prospectus have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)). The Notes offered by this prospectus supplement and the accompanying prospectus have not been directly or indirectly offered or sold, and will not be directly or indirectly offered or sold in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Korea

The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Notes may not be resold to Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Notes.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan.

LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon for us by Covington & Burling LLP, Washington, D.C. Davis Polk & Wardwell LLP, New York, New York, will pass on certain legal matters for the underwriters.

EXPERTS

The consolidated financial statements for the fiscal year ended September 30, 2024 incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and the effectiveness of our internal control over financial reporting as of September 30, 2024, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. The following documents that we have previously filed with the SEC (File No. 001-04534) are incorporated by reference herein:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on November 21, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, filed with the SEC on February 6, 2025; and

•	our Current Reports on Form 8-K filed with the SEC on November 18, 2024, December 5, 2024, January 27, 2025, February 4, 2025 and February 5, 2025.

In addition, all reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the time of the filing of such reports and documents.

We encourage you to read the SEC filings incorporated by reference into this prospectus supplement before investing in any of our securities. Our SEC filings are available to the public over the internet on the SEC’s website at www.sec.gov. We also make available free of charge our SEC filings through our website, www.airproducts.com, as soon as reasonably practical after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus supplement and a copy of the registration statement of which this prospectus is a part. We will not provide exhibits to such documents unless such exhibits are specifically incorporated by reference into this prospectus supplement or accompanying prospectus. You can request copies of such documents if you call or write us at the following address or telephone number:

Corporate Secretary’s Office

Air Products and Chemicals, Inc.

1940 Air Products Boulevard

Allentown, Pennsylvania 18106-5500

Telephone: (610) 481-4911

PROSPECTUS

AIR PRODUCTS AND CHEMICALS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Units

We may offer and sell shares of our common stock, shares of our preferred stock, unsecured debt securities (referred to herein as debt securities), warrants, depositary shares or units, which we refer to collectively in this prospectus as the “securities.” We may offer and sell the securities, together or separately, from time to time, in one or more offerings, in amounts, at prices and on terms that will be determined at the time of any such offering. The preferred stock, debt securities, warrants and units may be convertible or exercisable or exchangeable for common stock, preferred stock, debt securities or other securities or property.

This prospectus describes some of the general terms that may apply to the offered securities. The specific prices and terms of any securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference herein and therein, carefully before you decide to invest in any of these securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, directly to purchasers, or through a combination of these methods on an immediate, continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 24 of this prospectus. We will identify any underwriters, dealers or agents and describe plan of distribution of any particular offering of these securities in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “APD.” If we decide to seek a listing of any other securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed or where we have made an application for listing, as the case may be.

Investing in these securities involves risks. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2023

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “outlook,” “plan,” “positioned,” “possible,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on management’s expectations and assumptions as of the date they are made and are not guarantees of future performance. You are cautioned not to place undue reliance on our forward-looking statements.

Forward-looking statements may relate to a number of matters, including expectations regarding revenue, margins, expenses, earnings, tax provisions, cash flows, pension obligations, share repurchases or other statements regarding economic conditions or our business outlook; statements regarding capital expenditures and plans, projects, strategies and objectives for our future operations, including our ability to win new projects and execute the projects in our backlog; and statements regarding our expectations with respect to pending legal claims or disputes. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation:

•

changes in global or regional economic conditions, inflation, and supply and demand dynamics in the market segments we serve, including demand for technologies and projects to limit the impact of global climate change;

•	changes in the financial markets that may affect the availability and terms on which we may obtain financing;

•	the ability to implement price increases to offset cost increases;

•	disruptions to our supply chain and related distribution delays and cost increases;

•	risks associated with having extensive international operations, including political risks, risks associated with unanticipated government actions and risks of investing in developing markets;

•	project delays, scope changes, cost escalations, contract terminations, customer cancellations, or postponement of projects and sales;

•	our ability to safely develop, operate, and manage costs of large-scale and technically complex projects;

•	the future financial and operating performance of major customers, joint ventures, and equity affiliates;

•	our ability to develop, implement, and operate new technologies and to market products produced utilizing new technologies;

•	our ability to execute the projects in our backlog and refresh our pipeline of new projects;

•	tariffs, economic sanctions and regulatory activities in jurisdictions in which we and our affiliates and joint ventures operate;

•

the impact of environmental, tax, safety, or other legislation, as well as regulations and other public policy initiatives affecting our business and the business of our affiliates and related compliance requirements, including legislation, regulations, or policies intended to address global climate change;

•	changes in tax rates and other changes in tax law;

ii

•	safety incidents relating to our operations;

•	the timing, impact, and other uncertainties relating to acquisitions and divestitures, including our ability to integrate acquisitions and separate divested businesses, respectively;

•	risks relating to cybersecurity incidents, including risks from the interruption, failure or compromise of our information systems or those of our business partners or service providers;

•

catastrophic events, such as natural disasters and extreme weather events, pandemics and other public health crises, acts of war, including Russia’s invasion of Ukraine and new and ongoing conflicts in the Middle East, or terrorism;

•	the impact on our business and customers of price fluctuations in oil and natural gas and disruptions in markets and the economy due to oil and natural gas price volatility;

•	costs and outcomes of legal or regulatory proceedings and investigations;

•	asset impairments due to economic conditions or specific events;

•	significant fluctuations in inflation, interest rates and foreign currency exchange rates from those currently anticipated;

•	damage to facilities, pipelines or delivery systems, including those we are constructing or that we own or operate for third parties;

•	availability and cost of electric power, natural gas, and other raw materials; and

•	the success of productivity and operational improvement programs.

You should carefully read the factors described in Risk Factors, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk and other cautionary statements in this prospectus, the applicable prospectus and the information in our filings with the SEC that are incorporated by reference herein and therein for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. Any of these factors, as well as those not currently anticipated by management, could cause our results of operations, financial condition or liquidity to differ materially from what is expressed or implied by any forward-looking statement. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

iii

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of that offering and the securities offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Before making an investment decision, you should carefully read both this prospectus, the applicable prospectus supplement and any free writing prospectus prepared by us or on our behalf, together with the documents incorporated by reference herein and therein as described below under the heading “Where You Can Find More Information.” In addition, this prospectus does not contain all of the information included in the registration statement of which this prospectus forms a part. For a more complete understanding of the offering of securities offered hereby, you should refer to the registration statement, including the exhibits thereto. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or in subsequent filings that we may make under the Exchange Act that are incorporated by reference herein.

We have not authorized anyone to provide any information different from or in addition to that contained or incorporated by reference in this supplement, the applicable prospectus supplement and in any free writing prospectus prepared by us or on our behalf to which we have referred you. We have not authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. Further, you should assume that the information appearing in this prospectus, the applicable prospectus supplement, and the documents incorporated by reference herein and therein, and any free writing prospectus, is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Air Products,” the “Company,” “we,” “us” and “our” refer to Air Products and Chemicals, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available on the SEC’s website at www.sec.gov and on our website at www.airproducts.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. However, the information on our website is not incorporated by reference herein, and is not a part of this prospectus, any prospectus supplement or our other filings with the SEC.

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. The following documents that we previously filed with the SEC (File No. 001-04534) are incorporated by reference herein:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, which was filed with the SEC on November 16, 2023;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, which was filed with the SEC on November 22, 2022, from our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Shareholders, which was filed with the SEC on December 9, 2022;

•	our Current Reports on Form 8-K filed with the SEC on October 10, 2023 and November 16, 2023; and

•

the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on November 16, 2023, and any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will be deemed to be incorporated by reference into this prospectus from the time of the filing of such reports and documents. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits unless we specifically have incorporated those exhibits by reference in this prospectus or an applicable prospectus supplement). Requests for such documents should be directed to our principal executive office, located at:

Corporate Secretary’s Office

Air Products and Chemicals, Inc.

1940 Air Products Boulevard

Allentown, Pennsylvania 18106-5500

Telephone: (610) 481-4911

THE COMPANY

Air Products and Chemicals, Inc., a Delaware corporation originally founded in 1940, is a world-leading industrial gases company that has built a reputation for its innovative culture, operational excellence, and commitment to safety and the environment. Focused on serving energy, environmental, and emerging markets, we offer a portfolio of products and services that enables customers to improve their environmental performance, product quality, and productivity.

Air Products has a sustainability-driven two-pillar growth strategy consisting of the expansion and efficient operation of our core industrial gases business and the execution of projects that provide world-scale clean hydrogen. Our industrial gases business provides essential gases, related equipment, and applications expertise to customers in dozens of industries, including refining, chemicals, metals, electronics, manufacturing, medical, and food. We also develop, engineer, build, own, and operate some of the world’s largest clean hydrogen projects that will support the transition to low- and zero-carbon energy in the heavy-duty transportation and industrial sectors. Additionally, we are the world leader in the supply of liquefied natural gas process technology and equipment, and provide turbomachinery, membrane systems, and cryogenic containers globally.

Our corporate offices are located at 1940 Air Products Boulevard, Allentown, Pennsylvania 18106-5500. Our telephone number is (610) 481-4911, and our website is www.airproducts.com. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before deciding whether to invest in any of our securities, in addition to the other information included or incorporated by reference into this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors described in the applicable prospectus supplement and those described in our filings with the SEC that are incorporated by reference in this prospectus and the applicable prospectus supplement.

The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business, financial condition, liquidity or results of operations. See “Caution Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for general corporate purposes, which may include financing our operations, the repayment or refinancing of debt, including repayment of commercial paper, investments in or extensions of credit to our subsidiaries, repurchases of common stock or preferred stock and the financing of possible acquisitions or business expansion. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF COMMON STOCK

The following is a description of the general terms of the shares of our common stock that we may issue under this prospectus. This description and that appearing in any prospectus supplement does not include all of the terms of our common stock, and should be read together with our Restated Certificate of Incorporation (our “Certificate of Incorporation”), our Amended and Restated Bylaws (our “Bylaws”) and applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). Our Certificate of Incorporation and Bylaws are incorporated by reference to the registration statement of which this prospectus forms a part. For more information on how you can obtain copies of our Certificate of Incorporation and Bylaws, see “Where You Can Find More Information.”

General

As of the date of this prospectus, we are authorized to issue up to 300,000,000 shares of common stock, par value $1.00 per share. As of October 31, 2023, 222,207,726 shares of common stock were outstanding. Our common stock is listed on the New York Stock Exchange under the symbol “APD.”

Voting

Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the stockholders. A majority of the votes cast is required for stockholders to elect directors in uncontested elections, while in contested elections directors are elected by a plurality of the votes cast. All other matters put to a stockholder vote generally require the approval of a majority of the shares entitled to vote on the matter and present in person or represented by proxy. Stockholders do not have cumulative voting rights.

Dividends

Holders of common stock are entitled to receive dividends, in cash, securities, or property, as may from time to time be declared by our board of directors, subject to the rights of the holders of any outstanding preferred stock.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of any outstanding preferred stock have received their liquidation preferences (including accrued and unpaid dividends) in full.

Statutory Provisions

Section 203 of the DGCL prohibits a defined set of transactions between a Delaware corporation and an interested stockholder. An interested stockholder is generally defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term business combination is broadly defined to include mergers, consolidations, sales or other dispositions of assets of the corporation or of any direct or indirect majority-owned subsidiary which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•

the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

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the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, in the transaction in which it becomes an interested stockholder; or

•

the business combination is approved by a majority of the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Certificate of Incorporation and Bylaw Provisions

Vacancies and newly-created directorships resulting from any increase in the size of our board may be filled by a majority vote of all remaining directors, even if the directors then on the board do not constitute a quorum or only one director is left in office. In addition, the board of directors is authorized to issue preferred stock without stockholder approval. These provisions, together with the provisions of Section 203 of the DGCL (as discussed above), could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirers from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case even if a majority of our stockholders could benefit from such a change in control or offer.

In addition, our Bylaws contain a forum selection provision for the adjudication of certain disputes. Unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or Bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine will be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants. If any action the subject matter of which is within the scope of the forgoing is filed in a court other than a court located within the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce our forum selection clause and (ii) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in such action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to the forum selection provision of our Bylaws.

As discussed above, our Certificate of Incorporation authorizes the issuance of undesignated preferred stock, in one or more classes or series. Undesignated preferred stock may enable our board of directors to render it more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock. In some instances the preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that our board of directors opposes.

Miscellaneous

Shares of our common stock are non-assessable and not redeemable and have no sinking fund provisions or subscription, conversion or preemptive rights.

The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue.

Transfer Agent

The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF PREFERRED STOCK

The following is a description of general terms and provisions of the preferred stock that we may issue under this prospectus. The particular terms of any offering of a series of preferred stock will be described in the applicable prospectus supplement and will be specified in a certificate of designations under our Certificate of Incorporation in accordance with the DGCL. Such certificate of designations will be filed with the SEC at or prior to the time of issuance of the applicable series of preferred stock.

General

We are authorized to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share. As of October 31, 2023, no shares of preferred stock were outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to issue one or more series of preferred stock.

The board of directors is authorized to determine, for each series of preferred stock, and the prospectus supplement relating to the issuance of a series of preferred stock will set forth, with respect to such series the following information:

•	the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

•	the number of shares in any series;

•

whether dividends on that series of preferred stock will be cumulative and, if so, from what date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	the dividend rate (or method for determining the rate);

•	any voting rights of that series of preferred stock and the terms of such voting rights;

•	any conversion provisions applicable to that series of preferred stock, including provision for adjustment of the conversion rate;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	any liquidation preference per share of that series of preferred stock and any relative rights of priority, if any, in the event of liquidation; and

•	the terms of any other rights, preferences or limitations applicable to that series of preferred stock.

The preferred stock, when issued, will be fully paid and non-assessable.

Voting

The DGCL provides that the holders of shares of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designations. Otherwise, the holders of a series of preferred stock will, as a general matter, not be entitled to vote except as set forth in the applicable prospectus supplement.

Dividends

Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Generally, dividends on outstanding shares of preferred stock shall be declared and paid, or set apart for payment, before any dividends shall be declared or paid, or set apart for payment, on the outstanding shares of common stock with respect to the same dividend period.

Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions we may enter into.

Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the certificate of designations and described in the applicable prospectus supplement plus any accrued and unpaid dividends and any other relative rights of priority in the event of liquidation. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of our common stock. If the amounts payable with respect to preferred stock are not paid in full, the holders of preferred stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series. After the holders of shares of preferred stock are paid in full, they will have no right or claim to any of our remaining assets.

Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

No Other Rights

The shares of a series of preferred stock will not have any preemptive rights, preferences, voting powers or participating, optional or other special rights except as specified in the certificate of designations and described in the applicable prospectus supplement.

Transfer Agent and Registrar

The transfer agent for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities in one or more series, which will be our debt securities and which may be convertible into another security. Any debt securities offered hereby will be issued under an Indenture, dated as of April 30, 2020 (the “Indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Please see “Where You Can Find More Information” for information on how to obtain a copy of the Indenture.

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The prospectus supplement relating to any particular debt securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the Indenture.

General

Debt securities issued under the Indenture will be issued in one or more series established pursuant to a resolution of our board of directors, an officer’s certificate or in one or more supplemental indentures. The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder, or the amount of series that may be issued. The debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt, unless otherwise set forth in the specific terms of a series of debt securities issued under the Indenture.

The debt securities may be issued in one or more separate series. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount issued;

•	the maturity date or dates, or the method of determining or extending the maturity dates;

•	whether the debt securities are to be issued as original issue discount securities and, if so, the amount of discount with which such debt securities may be issued;

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the interest rate or rates, the method of determining those rates, including the date or dates from which such interest shall accrue, and the form of interest payments, including cash or payment-in-kind;

•	the interest payment dates and the regular record dates and the right, if any, to extend or defer interest payments;

•	the places where payments may be made and where securities may be presented for transfer;

•	any mandatory or optional redemption provisions;

•	any sinking fund or analogous provisions;

•	the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

•	any deletions of, or changes or additions to, the events of default, covenants, satisfaction and discharge or amendment provisions;

•	the form of the debt securities, including denomination (if other than denominations of $2,000 and any integral multiple of $1,000) and any required legends, and any transfer restrictions thereon;

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if other than U.S. dollars, the currency or currencies in which payments on the debt securities will be payable and any applicable exchange rates or method of calculating such exchange rates and whether we or a holder may elect payment to be made in a different currency;

•	the method of determining the amount of any payments on the debt securities which are linked to an index;

•	whether the debt securities will be issued in the form of one or more global securities;

•	any conversion or exchange provisions;

•	any guarantees or subordination provisions;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•	the trustee, paying agent and other agents for the securities and rights and obligations thereof; and

•	any other specific terms of the debt securities.

Registration, Transfer and Exchange

The principal of, premium, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee. Unless the applicable prospectus supplement provides otherwise, the trustee will serve as the initial paying agent for debt securities issued under the Indenture.

We will make payments of principal, premium, if any, and interest on the debt securities represented by any global security registered in the name of and held by The Depository Trust Company (“DTC”) or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of such global security. Neither we, the trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of DTC, its nominee or any participant relating to such beneficial interests.

No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants of the Company

Limitation on Liens

Subject to the exceptions set forth below under “Exempted Indebtedness,” we covenant that we will not create or assume, nor will we permit any Restricted Subsidiary (as hereinafter defined) to create or assume, any mortgage, security interest, pledge or lien (collectively, “liens”) of or upon any Principal Property (as defined below) or shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned as of the date of the Indenture or thereafter acquired, in each case securing any new debt incurred or guaranteed by us or any Restricted Subsidiary, without equally and ratably securing the outstanding debt securities for so long as such other debt is secured.

This restriction will not apply to certain permitted liens, which include the following:

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liens on any Principal Property (including any underlying real estate) acquired, repaired, constructed or improved by us or any Restricted Subsidiary which are created or assumed prior to, contemporaneously with, or within 180 days after (or in the case of any such Principal Property which is being financed on the basis of long-term contracts or similar financing arrangements for which a firm commitment is made by one or more banks, insurance companies or other lenders or investors (not including us or any Restricted Subsidiary), then within 360 days after), the completion of such acquisition, repair, construction or improvement of such Principal Property to secure or provide for the payment of any part of the purchase price and other acquisition costs of such property or the cost of such repair, construction or improvement, or liens on any Principal Property at the time of acquisition thereof (including by means of a merger or consolidation);

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liens on property or shares of capital stock or indebtedness of a person existing at the time such person is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

•	liens existing on the date of this Indenture or liens on property or shares of capital stock or indebtedness of a person existing at the time such person becomes a Restricted Subsidiary;

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liens in favor of us or any Restricted Subsidiary or liens to secure debt of a Restricted Subsidiary to us or to another Restricted Subsidiary, but only so long as such indebtedness is held by us or a Restricted Subsidiary;

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liens in favor of the United States of America or any State or territory thereof (including the District of Columbia) or any foreign jurisdiction, or any department, agency or political subdivision of the United States of America or any State or territory thereof (including the District of Columbia) or any foreign jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract, statute or regulation, including, without limitation, liens to secure indebtedness of the pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price and other acquisition costs or the cost of constructing or improving the property subject to such liens;

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liens in favor of any customer arising in respect of partial, progress, advance or other payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not exceeding the amount of such payments;

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liens for the sole purpose of extending, renewing or replacing (including successive extensions, renewals or replacements), in whole or in part, any lien referred to above, or in this paragraph, including any lien created prior to and existing on the date of the Indenture, provided that the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement (plus an amount in respect of fees, costs and expenses, including premiums and accrued and unpaid interest in relation to any refinancing, refunding, extension, renewal or replacement of such debt), and that such extension, renewal or replacement shall be limited to all or a part of the property subject to the lien so extended, renewed or replaced (plus improvements on such property);

•	mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’ or other similar liens arising in the ordinary course of business;

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liens created by or resulting from any litigation or proceedings or arising out of judgments or awards which are being contested in good faith or liens incurred by us or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding;

•	certain statutory liens, liens for taxes and certain other liens; and

•	liens in respect of a sale and lease-back transaction permitted pursuant to “Limitations on Sale and Lease-Back Transactions” set forth below.

Any lien created for the benefit of the holders of the debt securities of any series pursuant to the limitation on liens covenant in the Indenture will be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable lien described in the first paragraph of this limitation on liens covenant in the Indenture without any further action on the part of the holders or us or any Restricted Subsidiaries.

Limitations on Sale and Lease-Back Transactions

Subject to the exceptions set forth below under “Exempted Indebtedness,” sale and lease-back transactions by us or any Restricted Subsidiary of any Principal Property which has been owned and operated by us or a Restricted Subsidiary for more than 120 days are prohibited unless:

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we or such Restricted Subsidiary would be entitled to incur debt secured by a lien on the property involved in a principal amount at least equal to the Attributable Debt (as hereinafter defined) of any such sale and lease-back transaction without equally and ratably securing the debt securities;

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we or such Restricted Subsidiary apply an amount equal to the Attributable Debt (as hereinafter defined) of any such sale and lease-back transaction to (i) the acquisition of additional Principal Property of equal or greater fair market value (as determined in good faith by us or such Restricted Subsidiary) or (ii) the retirement of indebtedness for borrowed money (excluding indebtedness under a revolving loan facility, unless the commitment is reduced by the amount of such payment), including the debt securities, incurred or assumed by us or any Restricted Subsidiary (other than indebtedness for borrowed money (excluding indebtedness under a revolving loan facility, unless the commitment is reduced by the receipt of such payment), owed to us or any Restricted Subsidiary) which by its terms matures on, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such indebtedness; provided, however, that the amount to be applied to the retirement of indebtedness as described in this paragraph shall be reduced by (A) the aggregate principal amount of any debt securities delivered to the trustee for retirement within 180 days of the effective date of such sale and lease-back transaction and (B) the aggregate principal amount of such indebtedness (other than the debt securities) retired by us or a Restricted Subsidiary within 180 days of the effective date of such sale and lease-back transaction;

•

the lease involved is for a term (including renewals) of not more than three years (or which may be terminated by us or the applicable Restricted Subsidiary within a period of not more than three years);

•	the lease involved is between us and a Restricted Subsidiary or between Restricted Subsidiaries; or

•	such sale and lease-back transaction was entered into prior to April 30, 2020.

Exempted Indebtedness

Either we or a Restricted Subsidiary may create or assume liens and enter into sale and lease-back transactions, which would otherwise require securing of the debt securities, the acquisition of another Principal Property or the retirement of indebtedness for borrowed money under said provisions, notwithstanding the limitations outlined above, provided that at the time thereof and after giving effect thereto the aggregate amount of debt secured by all such liens (other than such liens described in “Limitation on Liens” above) and Attributable Debt of all such sale and lease-back transactions outstanding or to be entered into (other than any sale and lease-back transactions permitted by “Limitations on Sale and Lease-Back Transactions” described above) shall not exceed 15% of our Consolidated Net Tangible Assets (as hereinafter defined), as determined in accordance with our most recently available consolidated balance sheet.

Certain Definitions

The term “Attributable Debt” in respect of a sale and lease-back transaction means, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof, excluding renewals, discounted at the rate of interest implicit in the terms of such lease (as determined in good faith by us). If and to the extent the amount of any lease payment during any future period is not definitely determinable under the lease in question, the amount of such lease-payment will be estimated in such reasonable manner as we may in good faith determine. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges and any amounts required to be paid by such lessee contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount may, if we so elect, also include the amount of such penalty, in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

The term “Consolidated Current Liabilities” means, as of any date of determination, the aggregate of the current liabilities of us and our consolidated Subsidiaries appearing on our most recently available consolidated balance sheet preceding the date of determination, prepared in accordance with generally accepted accounting principles in effect in the United States, excluding the amount of those liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined.

The term “Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of all assets appearing on our most recently available consolidated balance sheet preceding the date of determination prepared in accordance with generally accepted accounting principles in effect in the United States (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with generally accepted accounting principles in effect in the United States, are set aside in connection with the business conducted), less Consolidated Current Liabilities and goodwill, trademarks, patents, unamortized debt discount and all other like segregated intangible assets properly classified as intangible assets under generally accepted accounting principles in effect in the United States, all as determined in accordance with generally accepted accounting principles in effect in the United States; provided, that Consolidated Net Tangible Assets shall be calculated after giving pro forma effect to any investments, acquisitions or dispositions occurring outside the ordinary course of business and subsequent to the date of such balance sheet, as well as any transaction giving rise to the need to calculate Consolidated Net Tangible Assets (including the application of the proceeds therefrom, as applicable).

The term “Principal Property” means any manufacturing plant, research facility or warehouse owned by us or any of our subsidiaries which is located within the United States and has a net book value exceeding the greater of $50,000,000 and 3% of the total assets of our company and our consolidated subsidiaries, as shown on our most recent audited consolidated balance sheet, excluding any property which the board of directors by resolution declares is not of material importance to our total business as consolidated with the business of our subsidiaries.

The term “Restricted Subsidiary” means any of our subsidiaries (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and (ii) which owns or leases a Principal Property.

Merger, Consolidation or Sale of Assets

Other than the restrictions on liens and sale and lease-back transactions described above, the Indenture and debt securities do not prevent any consolidation of the Company with any other entity or entities (whether or not our subsidiaries), or successive consolidations or mergers or shall prevent any sale, lease or conveyance of our property as an entirety or substantially as an entirety; provided, however, that (i) we are the continuing entity or the successor entity is organized in the United Sates and (ii) we covenant that our obligations will be assumed by the surviving entity.

Events of Default, Waiver and Notice

As to any series of securities, an “event of default” is defined in the Indenture as being any of the following events:

•	default for 30 days in the payment of any interest on the securities of such series;

•

default in the payment of all or any part of principal or premium, if any, due on the securities of any series either at maturity, upon redemption (other than pursuant to a sinking fund), upon acceleration or otherwise;

•	default for 30 days in the payment of any sinking fund installment on the securities of such series, when due;

•

our default for 90 days after receiving notice of such default in the performance of any other of the covenants or agreements in the Indenture (other than those set forth exclusively in the terms of any other series of securities);

•	certain events of voluntary and involuntary bankruptcy, insolvency and reorganization of our company; or

•	any other events as may be established with respect to any applicable series of debt securities.

No event of default with respect to any particular series of securities necessarily constitutes an event of default with respect to any other series of securities.

The trustee must give notice of a default of which it has received written notice to the holders of the series of debt securities on which the default exists within 90 days unless the default is cured or waived. However, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the securities of such series or in the making of any sinking fund payment with respect to such series, the trustee may withhold this notice if the trustee considers it in the interest of the holders of securities of such series to do so.

If an event of default has occurred and is continuing (unless the principal of all of the securities of such series shall have already become due and payable):

•

and the event of default does not relate to certain events of bankruptcy, insolvency or reorganization, either the trustee or the holders of at least 25% in principal amount of the securities of such series then outstanding may declare the principal (or, in the case of original issue discount securities, the amount specified in the terms thereof) of all such securities to be due and payable immediately; or

•

and the event of default relates to certain events of bankruptcy, insolvency or reorganization, the principal (or, in the case of original issue discount securities, the amount specified in the terms thereof) of all securities issued under the Indenture that are then outstanding shall automatically, and without any acceleration or any other action on the part of the trustee or any holder, become immediately due and payable.

However, upon certain conditions, past defaults of the type described in the first through third and sixth bullets above may be waived by the holders of a majority in principal amount of the affected securities then outstanding (or in the case of past defaults on the type described in the fourth or fifth bullet above, by the holders of a majority in principal amount of all securities then outstanding voting as one class), except for defaults in (i) the payment of principal of, or any premium or interest on, such securities; or (ii) with respect to any covenant or provision which may not be amended without the approval of each holder affected.

The holders of a majority in principal amount of the securities of each series affected, voting as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture or exercising any trust or power conferred on the trustee with respect to the securities of such series of the Indenture, subject to certain limitations specified in the Indenture, provided that the holders of securities shall have offered to the trustee reasonable security or indemnity against costs, expenses and liabilities.

One of our officers must certify to the trustee on a yearly basis whether or not to the knowledge of such officer we are in default in the performance and observance of the terms, provisions, covenants and conditions of the Indenture.

Modification of the Indenture

Together with the trustee, and subject to the consent of the holders of at least a majority of the outstanding principal amount of the outstanding debt securities of all affected series (voting separately), we may modify the Indenture or any supplement to the Indenture. Without the consent of each affected holder, we may not:

•	extend the final maturity of any security;

•	reduce the principal amount or rate of interest of any security;

•	extend the time of payment of interest of any security;

•	reduce the amount payable upon the redemption of any security;

•	reduce the amount of the principal of an original issue discount security payable upon acceleration of the maturity of the security or in the event of bankruptcy;

•	impair the right to institute suit to enforce payment or repayment; or

•	reduce the percentage of debt securities of any series that are required to approve a supplemental indenture.

Notwithstanding the above, we may modify the Indenture or any supplement to the Indenture without the consent of any holder to, among others:

•	provide for uncertificated debt securities in addition to certificated debt securities;

•	evidence the succession of another entity to us, or successive successions, in compliance with the terms of the Indenture;

•	to add covenants, restrictions, conditions or other provisions or additional events of default for the protection of the holders or all or any series of debt securities;

•

cure any ambiguity or inconsistency or to correct or supplement any provision which may be defective or inconsistent with any other provision and to conform the terms to the description of such terms in the applicable offering memorandum, prospectus supplement or other offering document for such debt securities at the time of initial sale thereof as we may deem necessary or desirable and which shall not adversely affect the interests of the holders of the debt securities;

•

establish the form or terms of debt securities as permitted by the Indenture and to authorize the issuance of additional debt securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series or other conditions, limitations or restrictions to be observed, as well as the deletion or modification of any events of default with respect to such series;

•	evidence and provide for the acceptance of appointment of a successor trustee;

•	add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendment to the Trust Indenture Act of 1939;

•	add guarantors or co-obligors with respect to any series of debt securities and to release guarantors from their guarantees of debt securities in accordance with their terms; or

•	make any change in any series of debt securities that do not adversely affect in any material respect the rights of the holders of such debt securities.

Discharge and Defeasance

We may discharge certain obligations to holders with respect to any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice) by irrevocably depositing with the trustee, in trust, funds sufficient to pay the entire indebtedness on those debt securities in respect of principal, premium, if any, and interest to the date of that deposit (if those securities have become due and payable or to the maturity date, as the case may be).

We may, at any time, satisfy our obligations with respect to any payments of principal, premium or interest of any security or securities of any series by irrevocably depositing in trust with the trustee:

•	money (in the currency in which the securities are payable);

•	in the case of securities denominated in U.S. dollars, U.S. Government Obligations (as defined in the Indenture), or a combination of U.S. Government Obligations and money; or

•	in the case of securities denominated in a foreign currency, Foreign Government Securities (as defined in the Indenture) or a combination of Foreign Government Securities and money.

If the deposit is sufficient to make all payments of interest, principal and premium when due, our obligations with respect to such securities will be discharged and terminated (except as to certain of our obligations to the trustee), and holders of the debt securities will be able to look only to the trust fund for any payment of principal, premium and interest on securities of such series until maturity or redemption.

Any deposit as described in the immediately preceding paragraph is likely to be treated, for United States federal income tax purposes, as a deemed taxable exchange of our securities for the property of the trust with the receipt of an interest in the trust (or a debt instrument issued by the trust as discussed below). In such a case, at the time of the deemed exchange, you would be required to recognize taxable gain or loss in an amount equal to the difference between (1) the sum of (a) the amount of money and (b) the fair market value of the property held in the trust that you are deemed to receive in the exchange and (2) your tax basis in our securities deemed exchanged. Even though United States federal income tax may be imposed on the deemed exchange, you would not receive any cash until the maturity date or early redemption of the securities, except for any current interest payments. After such deposit, and subject to the discussion below, you will likely be treated as if you hold an undivided interest in the cash (or investments made therewith) and the property held in trust (or investments made with interest received therefrom) and you may be required to include in taxable income your share of the income, gain and loss of the trust.

If the trust is considered a separate taxable entity, you will be treated as holding a debt instrument issued by the trust. In such case, in addition to the taxable gain or loss recognized with respect to the deemed exchange, you may also be subject to a tax liability in respect of original issue discount and interest on such instrument. You should consult your own advisors with respect to the more detailed tax consequences of such deposit and discharge, including possible liabilities with regard to tax laws other than United States federal income tax law.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement.

Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of that global security to the accounts of participants in the depositary. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security. Except as provided in the Indenture, owners of beneficial interests in securities represented by a global security will not:

•	be entitled to have such securities registered in their names;

•	receive or be entitled to receive physical delivery of certificates representing such securities in definitive form;

•	be considered the owners or holders thereof under the Indenture; or

•	have any rights under the Indenture.

We may, in our sole discretion, at any time determine that any series of securities issued or issuable in the form of a global security shall no longer be represented by such global security. In such event we will execute, and the trustee, upon receipt of an order for the authentication and delivery of individual debt securities of such series in exchange in whole or in part for such global security will authenticate and deliver individual securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global security or securities representing such series in exchange for such global security or securities.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. We may maintain deposit accounts and conduct other banking transactions with the trustee or an affiliate of the trustee in the ordinary course of business.

Governing Law

The debt securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be issued independently or together with any offered securities. Each series of warrants will be issued under a separate warrant agreement, the terms of which will be described in the applicable prospectus supplement. The following summary of the terms of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the warrants and the warrant agreement to be described in the applicable prospectus supplement. For more information on how you can obtain copies of the warrant agreement and related warrant certificate, see “Where You Can Find More Information.”

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	any offering price or prices for the warrants;

•	the aggregate number of the warrants;

•	the number, designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities together with which the warrants are issued and the number of warrants issued with each security;

•	any date from and after which the warrants and any securities issued with them will be separately transferable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	any minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax consequences applicable to the warrants, or other income tax considerations;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form; and

•	the name of the warrant agent and any information with respect to book-entry procedures.

No Rights as Stockholder or Noteholder

Until a holder exercises warrants to purchase shares of our common stock, shares of our preferred stock or debt securities, the holder will not have any rights as a holder of shares of our common stock, shares of our preferred stock or holder of our debt securities, respectively, by virtue of ownership of warrants. Holders of equity warrants will not have any right to vote, consent, receive dividends or receive notice as a stockholder with respect to any meeting of stockholders for the election of directors or any other matter. Holders of debt warrants will not have any right to receive payment of principal or premium, if any, or interest on the debt securities purchasable upon exercise of the warrants.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase, at the exercise price set forth in the warrants and described in the applicable prospectus supplement (subject to adjustment as described in the applicable prospectus supplement), the number of shares of common stock, shares of preferred stock or principal amount of debt securities being offered. Holders may exercise warrants at any time up to the date and time date set forth in the warrants and described in the applicable prospectus supplement. After such date and time, unexercised warrants will be void.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. The following is a summary of certain general terms and provisions of depositary shares representing a fractional interest in a share of the applicable series of preferred stock. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the terms of the deposit agreement, depositary receipt, our Certificate of Incorporation and Bylaws, and the certificate of designations relating to the applicable series of our preferred stock to be described in the applicable prospectus supplement. For more information on how you can obtain copies of the deposit agreement and related depositary receipt, see “Where You Can Find More Information.”

General

If we issue fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Subject to the terms of the depositary agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares and the depositary will issue, on our behalf, the related depositary receipts. Unless stated otherwise in the applicable prospectus supplement, the depositary will be a bank or trust company selected by us and will act as the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends

The depositary will distribute cash dividends or other cash distributions received in respect of the series of preferred stock underlying the depositary shares, if any, to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice in accordance with the procedures described in any accompany prospectus supplement.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

Reports to Holders

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

Neither we nor the depositary will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, unless otherwise stated in the applicable prospectus supplement, the successor depositary must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent, which may provide that the securities included in the unit may not be held or transferred separately, at any time or times before a specified date or upon the occurrence of a specified event or occurrence. For more information on how you can obtain copies of the unit agreement and related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to an offering of units will describe the specific terms of the units, including, to the extent applicable, the following:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units, if issued as a separate security, will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more of the following ways:

•	to or through underwriters, dealers or agents;

•	directly to agents or other purchasers;

•	in an “at the market offering,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in forward contracts or similar arrangements;

•	through a combination of any of the foregoing methods; or

•	through any other method described in the applicable prospectus supplement.

We, directly or through underwriters dealers or agents, may offer and sell the securities covered by this prospectus in one or more transactions:

•	at a fixed price or fixed prices, which may be changed;

•	at market prices prevailing at the time of sale, including through transactions on the New York Stock Exchange or any other organized market where our securities may be sold;

•	at prices related to the prevailing market price; or

•	at negotiated prices.

We may solicit offers to purchase securities directly or by the means of designated agents from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock and certain series of our debt securities, which are listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Sales Through Underwriters or Dealers

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

Sales Through Agents and Direct Sales

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize underwriters, dealers or agents to solicit offers from certain institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery of securities on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Certain persons participating in an offering may engage in option transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. These transactions may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of the securities in the open market may be higher than it would otherwise be in the absence of these transactions. If any such activities will occur, they will be described in the applicable prospectus supplement.

Derivative Transactions and Hedging

We and the underwriters, dealers or agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters, dealers or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters, dealers or agents, and they may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Underwriters, dealers and agents may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Underwriters, dealers and agents and their affiliates may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive customary compensation.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the legality of the securities covered by this prospectus will be passed upon for us by Covington & Burling LLP, Washington, DC. If legal matters in connection with offerings made pursuant to this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, such counsel will be named the in the applicable prospectus supplement.

EXPERTS

The Company’s consolidated financial statements as of September 30, 2023 and 2022 and for each of the three years ended September 30, 2023 that are incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and the effectiveness of the Company’s internal control over financial reporting as of September 30, 2023, incorporated by reference herein, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

€1,000,000,000

Air Products and Chemicals, Inc.

€500,000,000 2.950% Notes due 2031

€500,000,000 3.450% Notes due 2037

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BNP PARIBAS

CITIGROUP

MIZUHO

SANTANDER

SMBC

BARCLAYS

BOFA SECURITIES

CRÉDIT AGRICOLE CIB

DEUTSCHE BANK

HSBC

J.P. MORGAN

SCOTIABANK

STANDARD CHARTERED BANK

TD SECURITIES

WELLS FARGO SECURITIES

Co-Managers

CIBC CAPITAL MARKETS

MUFG

NATIXIS

TRUIST SECURITIES

February 10, 2025